INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated June 1, 2009) (the “Plan”), is hereby further amended, effective May 1, 2010, unless otherwise indicated, as follows:

1.
By replacing the table in Section D-1-2 Eligibility to Share in the Profit Sharing Feature of Supplement D-1,  Provisions Relating to the Profit Sharing Feature for Certain Participating Affiliates, with the following table:

Participating Affiliate	Current Effective Date (Original Effective Date)
Anchorage Sand & Gravel Company, Inc. (excluding President)	January 1, 1999
Baldwin Contracting Company, Inc.	January 1, 1999
Bell Electrical Contractors, Inc.	January 1, 2002
Bitter Creek Pipelines, LLC1	January 1, 2010 (January 1, 2001)
Concrete, Inc.	January 1, 2001
Connolly-Pacific Co.	January 1, 2007
DSS Company2	January 1, 2004 (July 8, 1999)
E.S.I., Inc.	January 1, 2008 (January 1, 2003)
Fairbanks Materials, Inc.	May 1, 2008
Frebco, Inc.	January 1, 2008 (July 1, 2000)
Granite City Ready Mix, Inc.	June 1, 2002
Great Plains Natural Gas Co.	January 1, 2008
Hawaiian Cement (non-union employees hired after December 31, 2005)	January 1, 2009
Jebro Incorporated	November 1, 2005
Kent’s Oil Service	January 1, 2007
Knife River Corporation – Northwest (the Central Oregon Division, f/k/a HTS)	January 1, 2010 (January 1, 1999)
Knife River Corporation – Northwest (the Southern Idaho Division)	January 1, 2010 (January 1, 2006)

Participating Affiliate	Current Effective Date (Original Effective Date)
Knife River Corporation – Northwest (the Spokane Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation - South (f/k/a Young Contractors, Inc.)	January 1, 2008 (January 1, 2007)
LTM, Incorporated	January 1, 2003
Montana-Dakota Utilities Co. (including union employees)	January 1, 2008
Wagner Industrial Electric, Inc.	January 1, 2008
Wagner Smith Equipment Co.	January 1, 2008 (July 1, 2000)
WBI Holdings, Inc.1	January 1, 2009
WHC, Ltd.	September 1, 2001
Williston Basin Interstate Pipeline Company1	January 1, 2009

1 Requirement to be an Active Employee on the last day of the Plan Year does not apply.  Eligible employees participating in a management incentive compensation plan or an executive incentive compensation plan are not eligible for a Profit Sharing Contribution.  Employees of the Total Corrosion Solutions division of Bitter Creek Pipelines, LLC are excluded from this feature.
2 In the event a Participating Affiliate adopts a Profit Sharing Feature, effective as of the date of participation in the Plan, the amount of any such contribution allocated to a Supplement D-1 Participant shall be based upon Compensation, excluding bonuses, received while in the employ of the Participating Affiliate after the date of acquisition by the Company or any Affiliate.

Explanation: This amendment removes KRC Aggregate, Inc. as a Participating Affiliate of Supplement D-1 of the Plan as of May 1, 2010, the date KRC Aggregate, Inc. merged into Concrete, Inc.  In accordance with the provisions of this Supplement D-1, hours of service completed with KRC Aggregate, Inc. are recognized for purposes of this amendment.

2.	By amending the following entry to Schedule A to the Plan:

For employees hired prior to May 1, 2010, WHC, Ltd. (WHC) shall make a matching contribution equal to one hundred percent (100%) of each WHC employee’s participating savings contribution, up to the maximum savings contribution of five (5%) of compensation for each pay period. For employees hired on or after May 1, 2010, WHC, Ltd. (WHC) shall make a matching contribution equal to fifty percent (50%) of each WHC employee’s participating savings contribution, up to the maximum savings contribution of six (6%) of compensation for each pay period.

Explanation: This change updates Schedule A to change the matching contribution for eligible employees of WHC hired on or after May 1, 2010,  as a result of standardizing retirement benefits for the Pacific Region of Knife River Corporation.

3.	By adding the following new entries to Schedule B:

Knife River Corporation – North Central (dba Knife River – North Dakota Division) shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.

Effective as of May 1, 2010.

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Ames Sand & Gravel, Inc. shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.

Effective as of May 1, 2010.

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Explanation: This amendment provides the manner in which the above Participating Affiliates are implementing the provisions of the Davis-Bacon feature, Supplement G.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee (“EBC”) on this 28th day of May, 2010.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Doran N. Schwartz
Doran N. Schwartz, Chairman